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                                   EXHIBIT 5


        Opinion of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.






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                                                                      Exhibit 5





                                 July 17, 1997







First United Bancshares, Inc.
Main and Washington Streets
El Dorado, Arkansas  71730

Gentlemen:


         In our opinion, the shares of First United Bancshares, Inc. common stock $1.00 par value per share, being registered under Registration Statement No. 333-30007, filed on June 27, 1997, and Amendment No. 1 thereto, when issued in exchange for the outstanding common stock of Fredonia Bancshares, Inc., will constitute legally issued, fully paid, nonassessable shares of First United Bancshares, Inc.


         We consent to the inclusion of this opinion in the Registration Statement and reference to us under the caption "Legal Opinions" in the Proxy Statement included in the Registration Statement.



                                    MITCHELL, WILLIAMS, SELIG,
                                    GATES & WOODYARD, P.L.L.C.


                                    /s/ Mitchell, Williams, Selig,
                                        Gates & Woodyard, P.L.L.C.